As filed with the Securities and Exchange Commission on October 20, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM S-8

REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

__________________________

Skydance Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	99-3917985 (I.R.S. Employer Identification No.)

1515 Broadway

New York, New York 10036

(Address of principal executive offices) (Zip code)

__________________________

Skydance Corporation 2025 Incentive Award Plan

(Full title of the plan)

David Ellison
c/o Skydance Corporation
1515 Broadway
New York, New York 10036

(Name and address of agent for service)

(212) 258-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On October 6, 2026, Skydance Corporation, a Delaware corporation (the “Company”), consummated its previously announced acquisition of Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”), with WBD surviving as a wholly owned subsidiary of the Company (the “Merger”). Following the completion of the Merger, the Company distributed on October 13, 2026, one warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one share of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), for each share of Class B Common Stock held by a stockholder as of the record date of October 5, 2026, other than shares held by each of Lawrence J. Ellison, David F. Ellison, Gerald Cardinale, The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and RedBird Capital Partners Fund IV (Master), L.P. or any of their respective affiliates, successors or transferees.

In connection with the distribution of the Warrants, the Company equitably adjusted the number of shares reserved for issuance under the Skydance Corporation 2025 Incentive Award Plan (the “2025 Plan,” and such adjustment, the “Adjustment”). The Company also equitably adjusted the outstanding awards of restricted stock units covering Class B Common Stock under the 2025 Plan, the Paramount Global Amended and Restated Long-Term Incentive Plan, the Paramount Global Amended and Restated Equity Plan for Outside Directors, and the Viacom Inc. 2011 RSU Plan for Outside Directors (the “RSU Adjustment”) pursuant to mandatory anti-dilution adjustment provisions contained in such plans. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the additional shares of Class B Common Stock issuable pursuant to the RSU Adjustment are deemed covered by, and registered pursuant to, the Company's registration statement on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 7, 2025 (File No. 333-289341). Accordingly, such shares are not being registered pursuant to this Registration Statement.

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company in connection with the registration of an additional 34,152,673 shares of Class B Common Stock issuable pursuant to the Adjustment as described in the Filing Fee Table on Exhibit 107 hereto.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Registration of Additional Securities

This Registration Statement is being filed for the purpose of registering an additional 34,152,673 shares of Class B Common Stock issuable under the 2025 Plan for which registration statements on Form S-8, filed with the Commission on August 7, 2025 (File No. 333-289341) and October 6, 2026 (File No. 333-299307) (collectively, the “Prior Registration Statements”), are effective.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Skydance Corporation	8-K	3.1	10/6/26
3.2	Amended and Restated Bylaws of Skydance Corporation	8-K	3.2	10/6/26
4.1#	Skydance Corporation 2025 Incentive Award Plan	S-8	4.1	8/7/25
4.2#	First Amendment to the Skydance Corporation 2025 Incentive Award Plan	8-K	10.1	10/6/26
5.1*	Opinion of Latham & Watkins LLP
23.1*	Consents of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Skydance Corporation
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Warner Bros. Discovery, Inc.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
107*	Filing Fee Table

*Filed herewith.

# Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 20th day of October, 2026.

SKYDANCE CORPORATION

By:	/s/ David Ellison
	Name:	David Ellison
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephanie Kyoko McKinnon and David Ellison and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ David Ellison	Chairman and Chief Executive Officer	October 20, 2026
David Ellison	(Principal Executive Officer)

/s/ Dennis Cinelli	Chief Financial Officer	October 20, 2026
Dennis Cinelli	(Principal Financial Officer)

/s/ Katherine M. Gill-Charest	Executive Vice President, Controller and Chief Accounting Officer	October 20, 2026
Katherine M. Gill-Charest	(Principal Accounting Officer)

/s/ Andrew Brandon-Gordon	Director	October 20, 2026
Andrew Brandon-Gordon

/s/ Barbara M. Byrne	Director	October 20, 2026
Barbara M. Byrne

/s/ Andrew Campion	Director	October 20, 2026
Andrew Campion

/s/ Gerald J. Cardinale	Director	October 20, 2026
Gerald J. Cardinale

/s/ Safra A. Catz	Director	October 20, 2026
Safra A. Catz

/s/ Justin G. Hamill	Director	October 20, 2026
Justin G. Hamill

/s/ Robert A. Kotick	Director	October 20, 2026
Robert A. Kotick

/s/ Ynon Kreiz	Director	October 20, 2026
Ynon Kreiz

/s/ Sherry Lansing	Director	October 20, 2026
Sherry Lansing

/s/ Paul T. Marinelli	Director	October 20, 2026
Paul T. Marinelli

/s/ Laurene Powell Jobs	Director	October 20, 2026
Laurene Powell Jobs

/s/ John L. Thornton	Director	October 20, 2026
John L. Thornton